Exhibit 99.1

BIO-key Responds to L-1’s Revised Proposal to Acquire ComnetiX Inc.

Wall, N.J. — January 12, 2007 - BIO-key International Inc. (OTC Bulletin Board: BKYI), a leader in wireless public safety solutions and finger based biometric identification, responded today to L-1 Identity Solutions’ revised proposal to acquire all the issued and outstanding common shares of ComnetiX Inc. (“ComnetiX”) (TSX: CXI) for US $1.05 per share.

Notwithstanding L-1’s revised proposal, Bio-key still intends to make an offer to acquire all the issued and outstanding common shares of ComnetiX on terms previously announced. Bio-key is in the process of finalizing its offer and securities exchange takeover bid circular and is on track for mailing this  documentation in mid-January as previously targeted. As previously announced, BIO-key will offer common shares of BIO-key for each ComnetiX share at a share exchange ratio to be determined that will value ComnetiX shares at US $1.29 per share, which represents a 65% premium to the closing price for ComnetiX shares on December 20, 2006.

Bio-key believes that its proposed offer to acquire all the issued and outstanding common shares of ComnetiX is still superior to L-1’s revised proposal because of the long-term potential of the combined company. BIO-key believes a combination of the two companies will result in a strong company with the industry’s most complete end-to-end solution offering to the law enforcement market and also enable the companies to: share and cross-sell more than 3000 customers; and become a platform company for further business combinations that will uniquely serve the robust and growing state, provincial and local public safety markets.

In addition, Bio-key believes that industry comparables are currently commanding a multiple of 4 to 5 x  revenue while the L-1 offer for ComnetiX is far below this market range. BIO-key believes that the longterm potential of the combined company should be able to command a premium in accordance with industry comparables.

At this time, Bio-key believes that an exemption from registration under the US federal securities laws is available to it in connection with this transaction.

Full details of the offer will be included in the take-over bid documents to be mailed to ComnetiX shareholders. The offer will be subject to certain conditions that are customary for transactions of this nature including the valid tender and non-withdrawal of a majority of the issued and outstanding shares of ComnetiX and receipt of required regulatory approvals.

About BIO-key

BIO-key develops and delivers advanced identification solutions and information services to law enforcement departments, public safety agencies, government and private sector customers. BIO-key mobile wireless technology provides first responders with critical, reliable, real-time data and images  from local, state and national databases. The company’s high-performance, scalable, cost-effective and easy-to-deploy biometric finger identification technology accurately identifies and  authenticates users of wireless and enterprise data to improve security, convenience and privacy and to reduce identity theft.

Over 2,500 police, fire and emergency services departments in North America use BIO-key solutions, making BIO-key the leading supplier of mobile and wireless solutions for public safety worldwide. (http://www.bio-key.com)

U.S. Regulatory Information

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. In connection with the proposed transaction, a registration statement on Form S-4 is expected to be filed with the SEC by BIO-key unless an exemption from the registration requirements of the Securities Act of 1933 is applicable. STOCKHOLDERS OF COMNETIX ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY ARE FILED BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. All interested persons may obtain a free copy of the registration statement and any other related documents on the SEC’s website at www.sec.gov. Such documents may also be obtained for free from BIO-key.

BIO-key Safe Harbor Statement

This news release contains forward-looking statements that are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. The words “estimate,” “project,” “intends,” “expects,” “believes,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include all statements related to the results of the proposed exchange offer and the expected results of combining BIO-key and Comnetix. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safeharbor” provisions of the Private Securities Litigation Reform Act of 1995. For a more complete  description of these and other risk factors that may affect the future performance of BIO-key International, see “Risk Factors” in the Company’s Annual Report on Form 10-KSB and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these  forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.